Exhibit 99.4

Excerpt from Rowan Companies, Inc. Fourth Quarter and Full Year 2011 Earnings Call Script

Good morning everyone and thank you for joining us this morning. Before we get into the results for the fourth quarter, I want to discuss the other release we made today. Last Friday, our Board of Directors unanimously approved a plan to change our corporate structure, which we believe will enhance shareholder value by further strengthening our long-term competitive position as a global contract driller. Under the proposed plan our legal domicile would change from Delaware to the U.K., where we already have substantial and growing operations.

This action is designed to ensure that Rowan will remain competitive in our industry over the long term, and have maximum flexibility in terms of the markets in which we work. The offshore drilling industry is a global business and over the past several years Rowan has been steadily migrating away from being a predominantly US based contractor and toward geographic diversification. In 2004, 10 percent of our revenues were generated outside the U.S., which compares to an estimated 81 percent of our revenues to be generated outside the U.S. in 2012. In addition, 96 percent of our contract backlog is from markets outside the U.S, eight of our top ten customers (by 2012 revenues) are headquartered outside the U.S., and, as you are aware, the overwhelming majority of our competitors are domiciled overseas.

So, for us, this change continues a natural evolution of our business. Today, our U.K. group manages operations that will represent our largest source of revenues in 2012 and is centrally located between our second and third largest regions, the Middle East and the Gulf of Mexico. This transaction will better facilitate oversight of our global operations and communications with both our management teams and customers.

Importantly, as we enter the ultra-deepwater business, this change will put us on the same footing with our major competitors which should mean higher returns and greater resources to reinvest in growing our company. Our U.S. operations will not be affected by this change and we expect to continue to invest in further growth and job creation both here in the U.S. and overseas.

We expect to complete the merger in the spring following a special meeting of shareholders, details of which can be found in the Notice of Special Meeting of Stockholders and proxy statement/prospectus that are on file with the SEC. Following shareholder approval, our ADS will trade on the NYSE under our existing symbol.

In summary, we believe this transaction clearly serves the best interests of our shareholders by supporting and advancing Rowan’s evolution as a global contract driller.

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This communication relates to a proposed plan to change the Company’s corporate structure through a merger. Rowan UK has filed with the SEC a registration statement on Form S-4, which contains a preliminary proxy statement/prospectus in connection with the proposed merger, and each of Rowan and Rowan UK will be filing other relevant materials with the SEC in connection with the transaction. Once the registration statement is declared effective by the SEC, Rowan will mail to its stockholders a definitive proxy statement/prospectus regarding the proposed change in corporate structure and related transactions. The

Company urges stockholders and investors to read carefully the proxy statement/prospectus (and any other document that the Company or Rowan UK – including participants in its equity-based incentive compensation plans - subsequently files with the SEC) before making any voting or investment decision about the proposed merger, because they contain important information about the Company, Rowan UK and the proposed merger and related transactions. Stockholders and investors may obtain these documents, as well as other filings containing information about Rowan and Rowan UK, for free at the SEC’s website, www.sec.gov, and Rowan’s website, www.rowancompanies.com, under the “Investor Relations” heading by accessing the “SEC filings” link.

Rowan, Rowan UK and their directors and executive officers and certain other members of management and employees, as well as Innisfree M&A Incorporated (Rowan’s proxy solicitor), may be deemed to be participants in the solicitation of proxies in respect of the proposed change in corporate structure. Information about the directors and executive officers of the Company and their ownership in Rowan is included in the registration statement filed with the SEC and the documents and information incorporated by reference therein. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of the documents by accessing the SEC’s and Rowan’s website as described above.

This communication contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the proposed change in corporate structure as well as statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations, including changes in tax laws, whether our stockholders approve the merger (and related transactions) and whether we achieve the benefits we expect from the proposed change in our corporate structure. Other relevant factors have been and will be disclosed in the Company’s filings with the SEC.